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                                                                    EXHIBIT 99.3



                                REVOCABLE PROXY

                         COLUMBIA FEDERAL SAVINGS BANK

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
              BOARD OF DIRECTORS OF COLUMBIA FEDERAL SAVINGS BANK

     The undersigned member of Columbia Federal Savings Bank, a savings bank chartered under the laws of the United States ("Columbia Federal"), hereby nominates, constitutes and appoints _____________________ and ________________, or either one of them, as proxy or proxies for the undersigned member, each with full power of substitution and resubstitution, to vote all of the votes which the undersigned member is entitled to cast at the Special Meeting of the members of Columbia Federal to be held at ______ __.m, Eastern Time, on ________ __, 1998, at ________________, ____________, __________, and at any
adjournments thereof (the "Special Meeting"), on the following matters and in the manner specified below:

       1. The approval of the Plan of Conversion, a copy of which is attached as Exhibit A to the Summary Proxy Statement mailed to the undersigned member in connection with the Special Meeting, pursuant to which Columbia Federal would convert from a mutual savings bank chartered under the laws of the United States to a permanent capital stock savings bank chartered under the laws of the United States and become a wholly-owned subsidiary of Columbia Financial of Kentucky, Inc., an Ohio corporation organized for the purpose of purchasing all of the capital stock to be issued by Columbia Federal in connection with the Conversion.

                FOR [    ] AGAINST [    ]


       2.   The adoption of the Federal Stock Charter of Columbia
            Federal, a copy of which is attached to the Plan of Conversion as
            Exhibit I.

                FOR [    ] AGAINST [    ]


       3.   The adoption of the Federal Stock Bylaws of Columbia
            Federal, a copy of which is attached to the Plan of Conversion as
            Exhibit II.

                FOR [    ] AGAINST [    ]


       4. In their discretion, upon such other matters as may properly come before the Special Meeting.

     This Revocable Proxy will be voted as directed by the undersigned member. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR THE APPROVAL OF THE PLAN OF CONVERSION AND FOR THE ADOPTION OF THE FEDERAL STOCK CHARTER OF COLUMBIA FEDERAL.

     Without affecting any vote previously taken, this Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to Columbia Federal a later dated proxy, (ii) attending the Special Meeting and voting in person or (iii) giving written notice of revocation to the Secretary of Columbia Federal.

   IMPORTANT:  PLEASE SIGN AND DATE THIS REVOCABLE PROXY ON THE REVERSE SIDE



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                                     PROXY

     The receipt of the Summary Proxy Statement of Columbia Federal Savings Bank and the Prospectus of Columbia Financial of Kentucky, Inc., dated ___________, 1998, is hereby acknowledged by the undersigned.

NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

                                             ___________________________________
                                             Signature

                                             Dated:  _____________________, 1998

IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.